Exhibit 99.1

Kintara Therapeutics and TuHURA Biosciences Enter into Definitive Merger Agreement

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TuHURA is planning to advance a single Phase 3 trial for IFx-2.0 personalized cancer vaccine as adjunctive therapy with Keytruda® in first-line therapy for advanced Merkel cell carcinoma in 2H 2024 under FDA’s accelerated approval pathway
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$31 million subscribed financing by TuHURA in connection with the merger agreement expected to provide cash runway into late 2025
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TuHURA’s first-in-class bifunctional Antibody Drug Conjugates (ADCs) represents potential upside partnering opportunities
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Companies are to hold a joint conference call and webcast today, Wednesday, April 3 at 8:30 AM ET

SAN DIEGO, CA & TAMPA, FL, April 3, 2024 – Kintara Therapeutics, Inc. (Nasdaq: KTRA) (“Kintara”), a biopharmaceutical company investigating REM-001 in an NIH-sponsored and funded open label study in cutaneous metastatic breast cancer, and TuHURA Biosciences, Inc. (“TuHURA”), a Phase 3 registration-stage immune-oncology company developing novel technologies to overcome resistance to cancer immunotherapy, today announced that they have entered into a definitive agreement for an all-stock transaction forming a company with expertise and resources to advance a risk diversified late-stage oncology pipeline. The combined company will focus on advancing TuHURA’s personalized cancer vaccine(s) and first-in-class bi-functional ADCS, two technologies that seek to overcome the major obstacles that limit the effectiveness of current immunotherapies in treating cancer. The combined company is expected to operate under the name “TuHURA Biosciences, Inc.” and to trade on The Nasdaq Capital Market (“Nasdaq”) under the ticker “HURA”. The transaction is expected to close in the third quarter of 2024.

Robert E. Hoffman, Kintara’s President and Chief Executive Officer, commented, “Following a thorough review and evaluation of opportunities to rebuild value for Kintara shareholders, we believe merging with TuHURA, a Phase 3 immuno-oncology company focused in two compelling areas of research, represents the best path forward for our stockholders and has the potential to deliver near and long-term value. Our board believes that the combined company will be well-positioned to develop powerful new therapies with the potential to overcome resistance to current immunotherapies, an area of significant unmet need.”

TuHURA’s technologies are being developed to overcome primary and acquired resistance-- two major obstacles to cancer immunotherapy’s ability to treat and cure cancer.

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Immune Fx (IFx) Personalized Cancer Vaccines Harnessing the Power of the Innate Immune Response: TuHURA’s IFx technology utilizes a proprietary plasmid DNA (“pDNA”) or messenger RNA (“mRNA”) which, when introduced into a tumor cell, results in the expression of a highly immunogenic bacterial protein (emm55) on the surface of the tumor cell. TuHURA’s lead program, IFx-2.0, is designed to harness the power of the patient’s innate immune response, which has evolved over time to detect foreign pathogens like bacterial proteins. By making the surface of a tumor look like a bacterium, IFx-2.0 is designed to use the tumor itself as the source of foreign tumor neoantigens to prime and initiate an innate immune response against the tumor, thereby restoring the cancer immunity cycle and allowing checkpoint inhibitors like Keytruda® to work where they previously failed to work.

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IFx-2.0 expects to be entering a Phase 3 trial as adjunctive therapy with the checkpoint inhibitor Keytruda®, to improve tumor response rate when compared to Keytruda® alone in the first line treatment of patients with advanced or metastatic Merkel cell carcinoma. This single, placebo-controlled registration directed trial is expected to be conducted under the FDA’s Accelerated Approval Pathway and is expected to begin enrollment in 2H-2024. The FDA instituted its Accelerated Approval Program to allow for earlier approval of drugs that treat serious conditions and fill an unmet medical need based on a surrogate endpoint like Overall Response Rate.

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Bi-Functional Antibody Drug Conjugates (“ADCs”): Targeting Myeloid Derived Suppressor Cells (“MDSCs”) to Modulate Their Immunosuppressive Effects on the Tumor Microenvironment: Leveraging its proprietary Delta receptor technology, TuHURA is developing first-in-class bi-functional ADCs that target MDSCs, which are cells that are responsible for creating an immunologic sanctuary for the tumor through their immunosuppressing effects on the tumor microenvironment (“TME”). The TME is the tissue surrounding a tumor, and MDSCs are cells that are characterized by the ability to suppress both innate and adaptive immune responses and are generally believed to be responsible for T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies. Utilizing its bi-functional ADCs to inhibit the immune suppressing effects of MDSCs, while localizing an immune checkpoint inhibitor or T cell activator in the TME, TuHURA believes it may be able to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies, allowing them to continue working while potentially reducing off-tumor severe side effects resulting from checkpoint released indiscriminate T cell toxicity to normal tissues.

"With IFx-2.0 readying to enter a single Phase 3 registration trial, we believe this is the optimal time for TuHURA to transition from a private company to a public company. This proposed merger with Kintara lets us achieve that goal while combining the resources of the two companies. Coupled with a $31 million subscribed financing by TuHURA in connection with the merger agreement, and which is expected to fund the combined company’s operations and development programs through late 2025, we believe this merger will also allow our combined company the flexibility to focus our resources and efforts on advancing IFx-2.0 to market and our other drug candidates toward human clinical trials,” said Dr. James Bianco, President and Chief Executive Officer of TuHURA. “This transaction with Kintara serves as a significant next step in our continued commitment to patients to develop novel therapies to overcome the major obstacles that limit the effectiveness of immunotherapies to treat and cure cancer.”

About the Proposed Transaction, Management & Organization

Under the terms of the merger agreement, subject to stockholder approval, on a pro forma basis, post-merger Kintara equityholders are expected to collectively own up to approximately 2.85%, or approximately 5.45% including the shares underlying the contingent value rights (CVR) to be received by certain of Kintara’s equityholders as described below, of the common stock of post-merger combined company on a pro forma fully diluted basis. TuHURA equityholders are expected to collectively own approximately 97.15%, or 94.55% assuming the distribution of the CVR shares, of the common stock of combined company on a pro forma fully diluted basis.

Pre-merger Kintara common stockholders, certain warrant holders and certain preferred stockholders of record of Kintara will receive a CVR, entitling the holder to receive shares of Kintara common stock to be issued upon achievement of the CVR milestone. The Kintara CVR shares will be issued and distributed once 10 patients are enrolled and tracked in a study to determine whether a lower dose of REM-001 elicits a treatment effect similar to that seen in prior REM-001 studies. Once completed, the company will seek to out-license or identify an acquirer for the technology.

The merger agreement has been approved by the boards of directors of both companies and is subject to stockholder approval of both companies and other customary closing conditions. The proposed merger is expected to close in the third quarter of 2024.

Following the merger, the combined company will be headquartered in Tampa, Florida, and the executive officers are expected to be James Bianco, MD as President and Chief Executive Officer, and Dan Dearborn, CPA as Chief Financial Officer. The merger agreement provides that the board of directors of the combined company will be composed of five members, with four members initially designated by TuHURA and one member initially designated by Kintara.

Lucid Capital Markets, LLC is acting as the exclusive financial advisor and Lowenstein Sandler LLP is acting as legal counsel to Kintara. H.C. Wainwright & Co. is acting as the exclusive financial advisor and Foley & Lardner LLP is acting as legal counsel to TuHURA.

Conference Call & Webcast Details

The companies plan to hold a joint conference call and webcast today, April 3, 2024 at 8:30 AM ET to discuss the Merger details.

Interested participants and investors may access the conference call and webcast via the Investors section of the Kintara website at www.kintara.com and on TuHURA’s website, tuhurabio.com. A webcast replay will be available following the live event and will be accessible for 90 days.

About Kintara

Located in San Diego, California, Kintara is dedicated to the development of novel cancer therapies for patients with unmet medical needs. Kintara is developing therapeutics for clear unmet medical needs with reduced risk development programs. Kintara’s lead program is REM-001 Therapy for cutaneous metastatic breast cancer (CMBC).

Kintara has a proprietary, late-stage photodynamic therapy platform that holds promise as a localized cutaneous, or visceral, tumor treatment as well as in other potential indications. REM-001 Therapy, which consists of the laser light source, the light delivery device, and the REM-001 drug product, has been previously studied in four Phase 2/3 clinical trials in patients with CMBC who had previously received chemotherapy and/or failed radiation therapy. In CMBC, REM-001 has a clinical efficacy to date of 80% complete responses of CMBC evaluable lesions and an existing robust safety database of approximately 1,100 patients across multiple indications.

For more information, please visit www.kintara.com or follow us on X at @Kintara_Thera, Facebook and LinkedIn.

About TuHURA Biosciences, Inc.

TuHURA Biosciences is a Phase 3 registration-stage immuno-oncology company developing novel technologies to overcome resistance to cancer immunotherapy. TuHURA’s lead personalized cancer vaccine candidate, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA is preparing to initiate a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for advanced Merkel Cell Carcinoma.

In addition to its cancer vaccine product candidates, TuHURA is leveraging its Delta receptor technology to develop first-in-class bi-functional antibody drug conjugates (ADCs), targeting Myeloid Derived Suppressor Cells (MDSCs) to inhibit their immune suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any proxy, consent, authorization, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended.

Additional Information About the Proposed Transaction for Investors and Shareholders

In connection with the proposed transaction between Kintara and TuHURA (the “Proposed Transaction”), Kintara intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a proxy statement/prospectus of Kintara. This press release is not a substitute for the registration statement or for any other document that Kintara may file with the SEC in connection with the Proposed Transaction. KINTARA URGES INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KINTARA, TUHURA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Kintara with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders should note that Kintara communicates with investors and the public using its website (www.kintara.com), the investor relations website (https://www.kintara.com/investors) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Kintara with the SEC, and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Proposed Transaction.

Participants in the Solicitation

Kintara, TuHURA and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Proposed Transaction. Information about Kintara’s directors and executive officers including a description of their interests in Kintara is included in Kintara’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement/prospectus relating to the Proposed Transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Kintara’s or TuHURA’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the Proposed Transaction and the expected effects, perceived benefits or opportunities and related timing with respect thereto, expectations regarding clinical trials and research and development programs, in particular with respect to TuHURA’s IFx-Hu2.0 product candidate and its TME modulators development program, and any developments or results in connection therewith; the anticipated timing of the results from those studies and trials; expectations regarding the use of capital resources, including the net proceeds from the financing that closed in connection with the signing of the definitive agreement, and the time period over which the combined company’s capital resources will be sufficient to fund its anticipated operations; and the expected trading of the combined company’s stock on the Nasdaq Capital Market. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include: the risk that the conditions to the closing or consummation of the Proposed Transaction are not satisfied, including the failure to obtain stockholder approval for the Proposed Transaction; uncertainties as to the timing of the consummation of the Proposed Transaction and the ability of each of Kintara and TuHURA to consummate the transactions contemplated by the Proposed Transaction; risks related to Kintara’s and TuHURA’s ability to correctly estimate their respective operating expenses and expenses associated with the Proposed Transaction, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Proposed Transaction by either company; the effect of the announcement or pendency of the Proposed Transaction on Kintara’s or TuHURA’s business relationships, operating results and business generally; costs related to the merger; the outcome of any legal proceedings that may be instituted against Kintara, TuHURA, or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; the ability of Kintara or TuHURA to protect their respective intellectual property rights; competitive responses to the Proposed Transaction; unexpected costs, charges or expenses resulting from the Proposed Transaction; whether the combined business of TuHURA and Kintara will be successful; legislative, regulatory, political and economic developments; and additional risks described in the “Risk Factors” section of Kintara’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the

SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available on Kintara’s website, and at www.sec.gov.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and Kintara does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor Contacts:

Kintara Therapeutics, Inc.

Robert E. Hoffman

Kintara Therapeutics

rhoffman@kintara.com

TuHURA Biosciences, Inc.

Jenene Thomas

JTC Team, LLC

tuhura@jtcir.com